Exhibit 10.2

                           PURCHASE AND SALE AGREEMENT
                               (AHWATUKEE SCHOOL)


     This PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of the ___ day of December, 2000, by and between THE TESSERACT GROUP, INC., a Minnesota corporation, in its corporate capacity and in its capacity as debtor and debtor-in-possession in its Chapter 11 case pending in the United States Bankruptcy Court for the District of Arizona ("Seller"), and TAI, LLC an Arizona limited liability company ("Buyer").

                                    RECITALS

     A. Seller operates that certain private school ("School") commonly known as the "Ahwatukee TesseracT School" located at 4515 East Muirwood, Phoenix, Arizona.

     B. Seller has filed a voluntary petition for Chapter 11 relief under Title 11 of the United States Code ("Bankruptcy Code"), which is pending before the United States Bankruptcy Court for the District of Arizona (the "Bankruptcy Court").

     C. Seller desires, subject to the approval of the Bankruptcy Court, to sell and Buyer desires to purchase certain assets and assume certain liabilities of Seller in connection with Seller's operations of the School on the terms and conditions set forth in this Agreement and in accordance with Bankruptcy Code ss.ss.363 and 365.

     D. Buyer and Seller further desire, subject to the approval of the Bankruptcy Court, to enter into such other agreements and arrangements that effectuate the orderly transition of the School from Seller to Buyer.

     E. Buyer has completed its due diligence of the School and all other matters addressed in this Agreement.

     F. The parties hereto acknowledge that: (i) they intend that the transaction contemplated under this Agreement be an asset purchase and not a sale of the stock of Seller; and (ii) Buyer is not buying the Business of Seller as defined in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

     For purposes of this Agreement, the following capitalized terms, when used in this Agreement, shall have the meanings assigned to them as follows:

     1.1  ASSUMED  CONTRACTS.  The term  "Assumed  Contracts"  shall  mean those
unexpired  leases  and  other  executory   contracts  which  Buyer  will  assume
hereunder, which are specifically set forth on SCHEDULE 1.1 attached hereto.

     1.2 BUSINESS. The term "Business" shall mean Seller's operations conducted under the name "TesseracT,""The TesseracT Group, Inc.," or "Ahwatukee TesseracT School," at the School and at any other location within or outside the State of Arizona.

     1.3 CLAIM. The term "Claim" shall be given the same meaning as provided to such term under Bankruptcy Code ss.101(5).

     1.4 CLOSING. The term "Closing" shall mean the completed exchange of: (i) Closing documents set forth in Articles XIV and XV below, together with the simultaneous conveyance by Seller to Buyer of the Purchased Assets; (ii) the payment by Buyer to Seller of the Purchase Price due under the terms of this Agreement; and (iii) the assumption by Buyer of the obligations which it has expressly agreed to assume hereunder.

     1.5 CLOSING DATE. The term "Closing Date" shall mean the date on which the Closing occurs which shall not be later than January 15, 2001, unless such date is extended as mutually agreed in writing by the parties hereto.

     1.6 CORPORATE LEASE. The term "Corporate Lease" shall mean that certain Lease between Buyer and Seller pursuant to which Seller shall lease that portion of the Real Property necessary to operate its corporate office through no later than June 15, 2000. The Corporate Lease shall be in a form that is substantially similar to the form enclosed behind SCHEDULE 1.6.

     1.7 COURT. The term "Court" shall mean the United States Bankruptcy Court for the District of Arizona.

     1.8 EPI. The term "EPI" shall mean Education Property Investors, Inc., a Nevada corporation.

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     1.9 EQUIPMENT.  The term  "Equipment"  shall mean all furniture,  fixtures, office equipment, computers, printers, and other tangible personal property owned by Seller as specifically set forth on SCHEDULE 1.9 attached hereto.

     1.10 LEASE. The term "Lease" shall mean that certain Lease dated as of December 27, 1999 by and between Seller, as lessee, and EPI, as lessor, pursuant to which Seller leases the Real Property and the North Scottsdale Property from EPI.

     1.11 NORTH SCOTTSDALE PROPERTY. The term "North Scottsdale Property" shall mean that certain real property located in Scottsdale, Arizona, at which Seller operates the private school commonly referred to as the "North Scottsdale TesseracT School."

     1.12 PREPAID TUITION AND DEPOSIT LIABILITIES. The term "Prepaid Tuition and Deposit Liabilities" shall mean the liabilities of Seller for any and all unearned, prepaid tuition and deposits of students at the School collected by Seller as of the Closing Date, which total approximately $51,931. By no later than the Closing Date, the parties will agree to the form of a SCHEDULE 1.12, which will set forth the exact amount of the Prepaid Tuition and Deposit Liabilities as of the actual Closing Date.

     1.13 PRESCHOOL. The term "Preschool" shall mean the preschool presently operated by Seller at the Real Property.

     1.14 REAL PROPERTY PURCHASE AGREEMENT. The term "Real Property Purchase Agreement" shall mean the written agreement between Buyer and EPI that provides for EPI's sale, and Buyer's purchase, of the Real Property.

     1.15 REAL PROPERTY. The term "Real Property" shall mean the real property that is the subject of the Real Property Purchase Agreement, which also is the real property on which the Seller operates the School.

     1.16 SECTION 363 ORDER. The term "Section 363 Order" shall mean the order entered by the Court pursuant to Bankruptcy Code ss.363 approving Seller's sale of the Purchased Assets (as defined in Section 2.1 below) to Buyer free and clear of any and all liens, security interests, and adverse interests of any kind, the form of which shall be agreed to by the parties hereto.

     1.17 SECTION 365 ORDER. The term "Section 365 Order" shall mean the Order entered by the Court pursuant to Bankruptcy Code ss.365(a) approving Seller's decision to: (i) reject the Lease as it relates to the Real Property; provided, however, that the Section 365 Order shall not provide for the rejection of the Lease as it relates to the North Scottsdale Property unless Seller, in its sole and absolute discretion, hereafter decides to reject the Lease as it relates to the North Scottsdale Property; and (ii) assume the Assumed Contracts, the form of which shall be agreed to by the parties hereto.

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     1.18  TEACHERS'   ACCRUED   LIABILITIES.   The  term   "Teachers'   Accrued
Liabilities" shall mean the liabilities of Seller for accrued compensation arising under Seller's employment contracts with the School's teachers as of the Closing Date, which are specifically set forth on SCHEDULE 1.19 attached hereto and totals $18,395. The Teachers' Accrued Liabilities amounts set forth on
SCHEDULE 1.19 assume that this transaction closes on January 15, 2000, and at the Closing the parties will agree to an amended SCHEDULE 1.19 which sets forth the amount of the Teachers' Accrued Liabilities based upon the actual Closing Date. The Teachers' Accrued Liabilities is based upon that portion of teachers' compensation that has accrued, but has not yet been paid, as of the Closing Date because teachers at the School work ten (10) months, but are paid over twelve
(12) months, under their employment contracts with Seller.

     1.19 ADMINISTRATIVE LEASE CLAIM. The term "Administrative Lease Claim" shall mean the Claim entitled to administrative priority pursuant to Bankruptcy Code ss.503(b) arising under the Lease with respect to the Real Property and the North Scottsdale Property for the period of October 6, 2000 through October 31, 2000. The parties hereto agree the amount of the Administrative Lease Claim is $137,903.00.

                                   ARTICLE II

                                PURCHASE AND SALE

     2.1 ASSETS TO BE SOLD. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller agrees to sell, assign, transfer and convey the following assets to Buyer (collectively, the "Purchased Assets"):

          2.1.1 EQUIPMENT AND THE ASSUMED CONTRACTS. The Equipment and the Assumed Contracts.

          2.1.2 OTHER PROPERTY. In addition to the Equipment, any and all other tangible property, inventory, and ancillary assets utilized by Seller in connection with the Business conducted at the School and located at the School, including, but not limited to, supplies-on-hand at the School.

          2.1.3 RECORDS, FILES AND RELATED MATERIALS. Copies of all records, files, invoices, student lists, customer data (including telephone numbers), accounting records, business records, operating data and other data of Seller relating to the School.

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          2.1.4 CERTAIN RIGHTS.  All rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Purchased Assets or services furnished to Seller pertaining to the School or affecting the Purchased Assets, to the extent such warranties, representations and guarantees: (i) are not required by Seller to fulfill its obligations under this Agreement; and (ii) are assignable.

          2.1.5 GOODWILL. All of Seller's goodwill that relates to the School.

     2.2 EXCLUDED ASSETS. Notwithstanding Section 2.1 above, Seller shall not sell, transfer, assign, convey or deliver to Buyer, any asset not specifically addressed in Section 2.1 above, including but not limited to the following assets (collectively the "Excluded Assets"):

          2.2.1 CONSIDERATION. The consideration delivered by Buyer to Seller pursuant to this Agreement.

          2.2.2 INTELLECTUAL PROPERTY. All intellectual property of Seller, including, but not limited to, Sellers' trademarks, trade names, curriculum, and trade secrets.

          2.2.3 INSURANCE POLICIES. Seller's insurance policies and rights thereunder, including, but not limited to, general liability and workers' compensation insurance held by Seller.

          2.2.4 CORPORATE FRANCHISE . Seller's franchise to be a corporation, its certificate of incorporation, corporate seal, stock books, minute books and other corporate records having exclusively to do with the corporate organization and capitalization of Seller.

          2.2.5 PRESCHOOL LICENSE. Seller's license issued by the Arizona Department of Education to operate the Preschool.

     2.3 SELLER'S BUSINESS. The parties expressly acknowledge and agree that this Agreement is not entered into for the sale of the stock of Seller or the sale of Seller's Business. The Agreement addresses only those assets located on the School's premises, or used by Seller solely in connection with the School, and which are defined herein as the Purchased Assets.

                                   ARTICLE III

                            ASSUMPTION OF LIABILITIES

     3.1 ASSUMED LIABILITIES . At Closing, Seller shall assign, and Buyer shall assume (collectively, the "Assumed Liabilities"): (i) the Assumed Contracts; provided, however, that: (a) Seller shall be solely responsible to cure the Assumed Contracts effective as of the Closing Date; and (b) Buyer shall only be obligated to pay, perform, or discharge in accordance with their terms such

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obligations  thereunder  that first become  performable  on or after the Closing
Date; (ii) the Teachers' Accrued Liabilities; and (iii) the Prepaid Tuition and Deposit Liabilities only to the extent such funds are turned over to Buyer pursuant to Section 7.6 below. Buyer shall fully and faithfully perform all duties and obligations, due or owing after Closing, of Seller with respect to the Assumed Liabilities.

     3.2 NO ASSUMPTION OF OTHER LIABILITIES. Except as expressly set forth in this Agreement, Buyer does not by this Agreement, and will not be obligated to, assume any obligation, liability or duty of Seller whether incurred in connection with the Purchased Assets, whether known or unknown as of the Closing Date, discovered or undiscovered as of the Closing Date, or otherwise. Unless otherwise provided herein, Buyer shall not deemed by anything contained herein to have assumed any of Seller's liabilities, including, but not limited to: (i) any obligation or liability of Seller arising from any tort claims made by a third party arising from actions or failures to act by the Seller or otherwise relating to the School prior to the Closing; or (ii) any obligation or liability of Seller relating to employees or independent contractors accruing on or prior to the Closing Date, including, but not limited to, accrued salaries, other compensation or benefits, severance payments, accrued vacations, pensions, retirement plans, distributions or bonuses accruing on or prior to 3:00 p.m. on the Closing Date; it being understood that, at or prior to the Closing, any employment agreements between Seller and any employees relating to the operation of the School will be terminated on or before the Closing Date and none of the same will prevent any of such employees from becoming employees of Buyer after the Closing.

     3.3 ALLOCATIONS. At the Closing Date and/or within a reasonable period of time after the Closing Date, as the case may be, and effective as of 3:00 p.m. local time on the Closing Date, to the extent not otherwise provided for by any other provision of this Agreement, Buyer and Seller shall allocate any obligations or liabilities relating to the School (such as equipment and other operating lease payments, real estate and personal property tax payments, and the like) consistent with the terms of this Agreement.

                                   ARTICLE IV

                                TERMS OF PAYMENT

     4.1 PAYMENT DUE AT CLOSING. At Closing, Buyer shall provide, and Seller shall receive consideration equal to $100,000 (the "Purchase Price") LESS the amount of the Deposit delivered by Buyer to Seller in accordance with Section
4.2 below. The Purchase Price is composed of: (i) Buyer's release and waiver of the Administrative Lease Claim (see Section 6.3 below) (the "Waived
Administrative Claim"); (ii) Buyer's assumption of the Teachers' Accrued Liabilities; (iii) $12,653.50 in cash paid by certified funds or wire transfer on the Closing Date (the "Cash Payment"); and (iv) the Corporate Lease.

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     4.2 DEPOSIT.  Contemporaneously with the execution of this Agreement, Buyer shall deliver and the Seller shall accept a cash deposit in the amount of $10,000.00 (the "Deposit"), which shall not be refundable to Buyer unless: (i) the transactions contemplated in this Agreement do not close due to Seller's failure to meet all of the conditions precedent set forth in Article XIV of this
Agreement;   or  (ii)  Seller  otherwise   refuses  to  close  the  transactions
contemplated in this Agreement. If the Closing does not occur on or before January 15, 2001, due to any event described in the immediately preceding (i) and (ii), then Seller shall immediately transfer the Deposit to Buyer.

     4.3 DETERMINATION. At or prior to thirty (30) days after the Closing, Buyer and Seller shall mutually agree to an allocation of the Purchase Price among the Purchased Assets in a reasonable manner that is in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended, and any applicable Treasury Regulations promulgated thereunder. Each party agrees to file, at its own expense, all federal, state and local tax returns in conformity with such allocation.

                                    ARTICLE V

              REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER

     Seller hereby represents, warrants, and covenants to Buyer as follows, and the warranties, representations, and covenants contained in this Article or elsewhere in this Agreement shall be deemed to be made as of the Closing:

     5.1 CORPORATE STATUS. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and is qualified to do business in the State of Arizona.

     5.2 CORPORATE AUTHORITY. Subject only to approval of the Court, Seller has full power and authority to execute and perform this Agreement and all corporate action necessary to confirm such authority has been duly and lawfully taken. Upon execution hereof, this Agreement shall be a valid, legally binding obligation of Seller, enforceable in accordance with its terms subject only to approval by the Court.

     5.3 TITLE TO PURCHASED ASSETS. Seller has good and marketable title to the Purchased Assets, and has full power and authority to transfer such title to Buyer subject only to approval by the Court.

     5.4 ASSUMED CONTRACTS. The Assumed Contracts are valid, binding and in full force and effect; and there exists no default or event that with the giving of notice, the passage of time or both, would constitute a default thereunder that remains uncured as of the Closing Date.

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     5.5 CONDITION OF THE PURCHASED ASSETS. The equipment,  fixtures, furniture, furnishings, office equipment and all other tangible personal assets and properties of Seller (including the Purchased Assets) presently used in, or necessary to the operation of, the School, are in good operating condition and have been maintained in accordance with normal industry practice. There are no material defects in the physical condition of the Purchased Assets, including, but not limited to, structural elements, mechanical systems, roofs or parking and loading areas. All water, sewer, gas, electric, telephone, drainage and other utilities required by law or necessary for the operation of the Purchased Assets have been connected pursuant to valid permits and are sufficient to service the School.

     5.6 COMPLIANCE WITH LAW AND OTHER REGULATIONS. Seller has operated the School in compliance with all requirements (including, those relating to environmental matters) of federal, state and local law, and all requirements of all governmental bodies and agencies having jurisdiction over it with respect to the School, the operation of the School, the use of the Purchased Assets, and all premises occupied by Seller with respect to the School. Seller is not aware of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against Seller or the School alleging any failure to comply with any such law or regulation.

     5.7 STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING. Neither this Agreement, nor any schedule or exhibit hereto, contains any untrue statement of material fact with respect to Seller or the School or omits to state a material fact with respect to Seller or the School required to be stated in order to make such statement, document or other instrument not misleading.

     5.8 LABOR RELATIONS. No employee of Seller at any of the School is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. There are no matters pending before the National Labor Relations Board or any similar state or local labor agency with respect to the employees at the School, and Seller is not engaged in or subject to any penalties or enforcement action in respect of any unfair labor practices with respect to the employees at the School. Seller is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Seller is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or threatened against or involving Seller.

     5.9 ENVIRONMENTAL MATTERS. Seller has not received notice of violation of any Environmental Law (as defined in this Section 5.9) or land use laws
applicable   to  the  School.   For  purposes  of  this   Agreement,   the  term

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"Environmental Law" shall mean any current statute or regulation  pertaining to:
(i) the protection of health, safety and outdoor environment; (ii) the protection or use of surface water and groundwater; (iii) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any solid waste or "Hazardous Material" (as defined in this Section 5.9); or (iv) pollution (including any release to air, land, surface water, and groundwater), and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act ("CERCLA"), 42 USC 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984 ("RCRA"), 42 USC 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., the Clean Air Act of 1966, as amended, 42 USC 7401 et seq., the Toxic Substances Control Act of 1976, 15 USC 2601 et seq., the Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., the Oil Pollution Act of 1990, 33 USC 2701 et seq., the Emergency Planning and Community Right to Know Act of 1986, 42 USC 11001 et seq., the National Environmental Policy Act of 1969, 42 USC 4321 et seq., the Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any similar implementing law, and any current amendment, rule, regulation or order issued thereunder. For purposes of this Agreement, the term "Hazardous Material" shall mean any substance that is hazardous or toxic and includes, without limitation:
(a) asbestos, polychlorinated biphenyls, and petroleum (including crude oil or any fraction thereof); and (b) any such material classified or regulated as "hazardous" or "toxic" pursuant to any Environmental Law.

     5.10 LICENSES. Seller has all approvals, authorizations, consents, licenses, and permits (collectively, "Licenses") of any governmental or regulatory agency, whether federal, state, local or foreign, required to permit it to carry on the business as presently conducted at the School, all of which are in full force and effect, except where the failure to possess any such Licenses would not have a material adverse effect on the operation of the School or ownership of the Purchased Assets. A valid certificate of occupancy has been issued with respect to the School, and Seller lawfully occupies the School premises under said certificate of occupancy.

                                   ARTICLE VI

               REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BUYER

     Buyer hereby represents and warrants to Seller as follows and the warranties and representations contained in this Article or elsewhere in this Agreement shall be deemed to be made as of Closing:

     6.1 ORGANIZATION. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona.

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     6.2  AUTHORITY.  Buyer has full power and authority to execute and perform this Agreement and all action necessary to confirm such authority has been duly and lawfully taken. Upon execution hereof, this shall be a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms subject only to approval by the Court.

     6.3 ADMINISTRATIVE LEASE CLAIM. As of the Closing Date: (i) Buyer owns a fifty percent (50%) undivided interest in the Administrative Lease Claim (the "Administrative Lease Claim"); (ii) Buyer shall not have previously sold, assigned, or transferred the Administrative Lease Claim; and (iii) the amount of the Administrative Lease Claim shall be not less than $68,951.50.

                                   ARTICLE VII

                                 OTHER COVENANTS

     7.1 CURRICULUM. Buyer shall have the fully paid up, non-exclusive right to use Seller's curriculum in its post-Closing operation of the School at the Real Property, including, without limitation, materials and instruction techniques.

     7.2 PRESCHOOL. If Buyer has not obtained a license from the Arizona Department of Education to operate the Preschool at the Real Property (the
"Preschool License") as of the Closing Date, then Seller shall continue to manage and operate the Preschool for Buyer until such time as Buyer obtains the Preschool License; provided, however, that: (i) Seller shall be entitled to be reimbursed from Buyer, and Buyer shall pay Seller, for all reasonable costs and expenses associated with Seller's management and operation of the Preschool under this Section 7.2 if Buyer has not received the Preschool License within sixty (60) days of the Closing Date; and (ii) Buyer will use its best efforts to obtain the Preschool License from and after the date hereof, and will keep Seller regularly apprised of the status of its licensure efforts until the Preschool License is issued to Buyer; and (iii) Seller's obligation to manage and operate the Preschool pursuant to this Section 7.2 shall terminate the later of: (i) the date the Arizona Department of Education issues the Preschool License to Buyer; and (ii) June 30, 2001, unless otherwise agreed to in writing by Seller. All debts and liabilities to third persons incurred by Seller pursuant to this Section 7.2, in the course of its operation and management of the Preschool shall be the debts and liabilities of Buyer only, and Seller shall not be liable for (and is shall be indemnified in respect of) any such debts or liabilities. If ADE objects to the management and operation procedures set forth in this Section 7.2, then the parties will mutually cooperate to arrive at an alternative arrangement that provides one another with the benefit of their bargain hereunder.

     7.3 SCHOOL OPERATIONS UNTIL THE CLOSING. Between the date of this Agreement and the Closing Date, Seller shall operate the School only in the regular, ordinary, and usual course and manner of Seller's general business practices, maintain its existing insurance (or similar coverage) covering the

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Purchased Assets and maintain its liability  insurance  coverage with respect to the School and the operations conducted therein, maintain the level of supplies, inventory and consumables customarily maintained by Seller in its ordinary course of business at the School, maintain, replace when required to continue the regular operations of the School, and keep in repair and regular working order, except for ordinary wear and tear, the Purchased Assets, use its commercially reasonable best efforts to keep available the services of its current employees at the School, use its commercially reasonable best efforts to maintain and preserve the good will of the suppliers, customers, employees, and other having business relations with the School, and comply with all of its agreements, licenses, permits and authorizations.

     7.4 ACCESS. Seller shall provide to Buyer access to or copies of such additional books, contracts, documents, and records related to the operation of the School as Buyer may reasonably request to enable it to complete its review of the School's operations. In addition, Buyer shall permit Seller to physically inspect the School, complete a physical inventory of the items located at the School and interview and consult with any employees who render services with respect to the School.

     7.5 TRANSITION. Buyer and Seller will mutually cooperate with one another to provide for an orderly transition of the School to minimize to the extent reasonably possible disruption to the students at the School. Buyer anticipates closing its transaction with EPI for the purchase of the Real Property prior to the Closing Date. To the extent that Seller surrenders possession of the School to Buyer, as owner of the Real Property, prior to the Closing Date, the parties agree that Buyer's right to an administrative claim under the Lease shall cease to accrue effective as of the date of such surrender.

     7.6 PREPAID TUITION AND DEPOSIT LIABILITIES. On the Closing Date, Seller shall turn over to Buyer cash equal to the amount of the Prepaid Tuition and Deposit Liabilities set forth on SCHEDULE 1.12 and such post-Closing funds which are Prepaid Tuition and Deposit Liabilities received by Seller (the "Prepaid Cash"). The Prepaid Cash shall be a liability of Buyer to the party who paid such cash to Seller ("Payor") until such time as Buyer has earned the Prepaid Cash by providing the related educational services to Payor; provided, however, that Buyer shall be required to return the unearned amount of such Prepaid Cash to Payor upon written demand if Payor decides not to do business with Buyer any time after the Closing Date.

                                  ARTICLE VIII

                                    EMPLOYEES

     8.1 DEFINITION. Seller has provided Buyer with a complete list of all persons regularly employed on either a part-time or full-time basis by Seller in connection with the School ("Employees"), a copy of which is attached hereto as
SCHEDULE 8.1.

     8.2 EMPLOYMENT OF SELLER'S EMPLOYEES AT THE SCHOOL. Simultaneously with the Closing, Seller shall terminate all employees employed at the School by Seller, excluding any employees whose employment responsibilities extend to schools owned or operated by Seller other than the School. Buyer agrees to offer to hire all of Seller's Employees as of the Closing Date set forth on SCHEDULE
8.1 (the "Continuing Employees") and such offers of employment to the Continuing Employees shall be on substantially equivalent terms as existed with Seller as of the date hereof; provided, however, that nothing in this Agreement or otherwise shall (i) constitute an agreement by Buyer to assume any of Seller's liabilities with respect to such Continuing Employees for vacation, or such pay, bonuses or the like, or (ii) prevent Buyer from terminating the employment of any Continuing Employee after the Closing Date. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any liabilities, claims, losses, fines or liabilities with respect to, and against the claims of any persons alleging violations of any pension, retirement, profit sharing, compensation, fringe benefit, health or other insurance, or any other employee benefit plans, including any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, arising with respect to such persons' employment at the School on or before 3:00 p.m. local time on the Closing Date, and no facts or circumstances exist that would cause Buyer to be liable to any person in connection with any such plans of Seller. From and after the Closing Date, Buyer shall be solely responsible for payment of: (i) the Teachers' Accrued Liabilities when and if due; and (ii) when and if due, all claims by or obligations to Transferred Employees arising after the Closing Date, including, but not limited to, any accrued vacation pay, sick leave, or bonuses, arising after the Closing Date.

     8.3 EMPLOYEE SOLICITATIONS. Buyer shall be entitled to reasonable access to all employees related to the School for purposes of interviewing these individuals; provided, however, that all such access shall be coordinated through the Chief Executive Officer of Seller.

     8.4 WORKERS' COMPENSATION. Seller agrees to assume all responsibility for liability arising from workers' compensation claims, both medical and disability, which have been filed at or prior to the time of Closing or which arose out of incidents that occurred prior to Closing. Buyer shall be responsible for all claims which arise out of, or are based upon, incidents which occur subsequent to Closing.

                                   ARTICLE IX

                                   INDEMNITIES

     9.1 SELLER. Seller agrees to hold harmless, indemnify and defend Buyer from and against any and all loss, claim, damage, liability or expense (including, but not limited to, reasonable attroneys' fees and costs) arising out of or occurring as the result of any breach by Seller of any of its covenants, representations or warranties hereunder. Such indemnification shall include any claims pertaining to events or actions occurring prior to the date of Closing. In no event shall the liability of Seller under this Section 9.1 collectively exceed $5,000.

     9.2 BUYER. Buyer agrees to hold harmless, indemnify and defend Seller from and against any and all loss, claim, damage, liability or expense (including, but not limited to, reasonable attorneys' fees and costs) arising out of or occurring in connection with any breach by Buyer of any of its covenants, representations or warranties hereunder, or any liability of Buyer. Such indemnification shall include any claims pertaining to events or actions occurring after the date of Closing.

                                    ARTICLE X

                                     CLOSING

     10.1 CLOSING. Closing shall occur at the law offices of Quarles & Brady Streich Lang, LLP, in Phoenix, Arizona, on a date that is not later than ten
(10) business days after the Court enters the Section 363 Order and the Section 365 Order; provided, however, that the Closing must occur by no later than January 15, 2001.

     10.2 TIME IS OF THE ESSENCE. Time is of the essence for the Closing of this transaction and if such Closing does not occur as provided in Section 10.1 above, a new Closing Date may be set if, and only if, mutually agreed upon in a writing signed by both parties. If a new Closing Date is not so set, then neither Seller nor Buyer shall have any further obligation under this Agreement.

                                   ARTICLE XI

                  CONDITIONS PRECEDENT TO BUYER'S DUTY TO CLOSE

     Buyer shall have no duty to close, and no obligation hereunder, unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

     11.1 CONTINUED TRUTH OF WARRANTIES. All of the representations and warranties of Seller contained herein shall continue to be true and correct at Closing.

     11.2 PERFORMANCE OF OBLIGATIONS. Seller shall have fully performed or tendered performance of each and every one of its obligations hereunder which by its terms is capable of performance before Closing.

     11.3 DELIVERY OF CLOSING DOCUMENTS. Seller shall have tendered delivery to Buyer of all the documents, in form and substance reasonably satisfactory to Buyer, required to be delivered to Buyer by Seller on or before Closing pursuant to this Agreement.

     11.4 LITIGATION. No lawsuit, administrative proceedings or other legal action shall have been filed against Seller as of the Closing Date which seeks to restrain or enjoin Buyer's acquisition of the Purchased Assets, or the assumption of the Assumed Contracts.

     11.5 NO MATERIAL ADVERSE CHANGE. The School shall not have suffered any material adverse change since the date of this Agreement.

     11.6 COURT ORDERS. The Court shall have entered the Section 363 Order and the Section 365 Order; provided, however, that Buyer shall not have the right to not close this transaction solely because the Section 365 Order approves Seller's decision to reject the Lease as it relates to the North Scottsdale Property in addition to the Real Property.

                                   ARTICLE XII

                 CONDITIONS PRECEDENT TO SELLER'S DUTY TO CLOSE

     Seller shall have no duty to close this transaction unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

     12.1 CONTINUED TRUTH OF WARRANTIES. All of the representations and warranties of Buyer contained herein shall continue to be true and correct at Closing.

     12.2 PERFORMANCE OF OBLIGATIONS. Buyer shall have fully performed or tendered substantial performance of each and every one of its obligations hereunder which by its terms is capable of performance before Closing.

     12.3 DELIVERY OF CLOSING DOCUMENTS. Buyer shall have tendered delivery to Seller of all the documents, in form and substance reasonably satisfactory to Buyer, required to be delivered to Seller by Buyer on or before Closing pursuant to this Agreement.

     12.4 LITIGATION. No lawsuit, administrative proceedings or legal action other than the Chapter 11 Case shall have been filed by or against Seller as of the Closing Date which seeks to restrain or enjoin Seller's sale of the Purchased Assets or the assumption of the Assumed Contracts.

     12.5 COURT ORDERS. The Court shall have entered the Section 363 Order and the Section 365 Order; provided, however, that Buyer shall not have the right to not close this transaction solely because the Section 365 Order approves Seller's decision to reject the Lease as it relates to the North Scottsdale Property in addition to the Real Property.

                                  ARTICLE XIII

                   ITEMS TO BE DELIVERED AT CLOSING BY SELLER

     At Closing, Seller shall, unless waived in writing by Buyer, deliver to Buyer the following items, each in form and substance reasonably acceptable to Buyer and Buyer's counsel:

     13.1 BILL OF SALE. A duly executed bill of sale selling, assigning, transferring, and conveying the Purchased Assets.

     13.2 CERTIFIED RESOLUTION. A copy of the resolution of the Board of Directors of Seller, certified by the Secretary of Seller, authorizing the execution and performance of this Agreement.

     13.3 REPRESENTATIONS AND WARRANTIES. A certificate signed by an appropriate representative of Seller to the effect that all the representations and warranties of Seller contained herein are true and correct as of Closing.

                                   ARTICLE XIV

                    ITEMS TO BE DELIVERED AT CLOSING BY BUYER

     At Closing, Buyer shall, unless waived in writing by Seller, deliver the following items, each in form and substance reasonably acceptable to Seller and Seller's counsel, to Seller:

     14.1  CERTIFIED   RESOLUTION.   A  copy  of  the  resolutions   appropriate
representative(s) of Buyer authorizing the execution and performance of this Agreement.

     14.2 THE CORPORATE LEASE. The Corporate Lease.

     14.3 THE ADMINISTRATIVE LEASE CLAIM. Buyer's written release and waiver of the Administrative Claim.

     14.4 REPRESENTATIONS AND WARRANTIES. A certificate signed by an appropriate representative of Buyer to the effect that all the representations and warranties of Buyer contained herein are true and correct as of Closing.

     14.5 THE PURCHASE PRICE. The Purchase Price.

                                   ARTICLE XV

                                  MISCELLANEOUS

     15.1 RIGHT TO BID. Buyer acknowledges and understands that the Court may consider higher and better offers for the Purchased Assets. Notwithstanding any other language to the contrary herein, Buyer acknowledges and agrees that, even if Buyer is outbid for the Purchased Assets, Seller will remain entitled to all of the benefits and consideration provided by Buyer to Seller under this Agreement other than the Deposit, the Waived Administrative Claim and the Cash Payment.

     15.2 FURTHER ASSURANCES. Each party shall, at any time after Closing, execute and deliver to the other party all such additional instruments of conveyance and assignments, certificates or similar documents and take all such further actions as such other party may reasonably request.

     15.3 NO OTHER AGREEMENTS. This Agreement, and all agreements delivered as part of the Closing contemplated herein, constitute the entire agreement between the parties with respect to its subject matter. All prior and contemporaneous negotiations, proposals and agreements between the parties are superseded by this Agreement. Any changes to this Agreement must be agreed to in writing signed by both parties.

     15.4 WAIVER. Either party may waive the performance of any obligation owed to it by the other party hereunder for the satisfaction of any condition precedent to the waiving party's duty to perform any of its covenants, including its obligations to Close. Any such waiver shall be valid only if contained in a writing signed by the waiving party.

     15.5 PUBLIC ANNOUNCEMENTS. Through the Closing, no public announcements of this Agreement shall have been made unless Buyer and Seller shall have mutually agreed on the timing, distribution, and contents of such announcements, except as may be required by law. The parties hereto acknowledge and understand that this Agreement will be filed with the Court promptly upon its execution by the parties hereto.

     15.6 NOTICES. Any notices required or allowed in this Agreement shall be effectively given if placed in a sealed envelope, postage prepaid, and deposited in the United States mail, registered or certified, addressed as follows:

               To Seller:     Lucian Spataro, Ph.D.
                              The TesseracT Group, Inc.
                              4515 East Muirwood Drive
                              Phoenix, Arizona  85048

               Copy To:       Robert J. Miller, Esq.
                              Quarles & Brady Streich Lang, LLP
                              Two North Central Avenue
                              Phoenix, Arizona  85004

               To Buyer:      TAI, LLC
                              c/o Squire, Sanders & Dempsey L.L.P.
                              40 North Central Avenue, Suite 2700
                              Phoenix, Arizona  85004
                              Attention: Craig Hansen, Esq.
                                         R.J. Carlson, Esq.

     15.7 BROKER AND FINDERS. Each of the parties hereto represents and warrants to the other that it has not employed or retained any broker or finder in connection with the transactions contemplated by this Agreement nor has it had any dealings with any person which may entitle such person to a fee or commission from any party hereto. Each of the parties shall indemnify and hold the other harmless for, from and against any claim, demand or damage whatsoever by virtue of any arrangement or commitment made by it with or to any person that may entitle such person to any fee or commission from the other party to this Agreement.

     15.8 RISK OF LOSS. The risk of loss, damage, or destruction of the Purchased Assets shall be borne by Seller until Closing. In the event any loss or damage to or taking of any such Purchased Assets is material in the context of this transaction and occurs before Closing, Seller shall immediately notify Buyer of the nature and extent of such loss, damage or taking, and Buyer shall, at its option, by written notice to Seller, either terminate this Agreement without further liability or obligation to Seller and Seller shall return the Deposit, or Buyer may proceed with this transaction on the terms and conditions mutually agreeable to the parties, including any adjustment in the Purchase Price.

     15.9 THIRD-PARTY BENEFICIARY. Nothing contained herein shall create or give rise to any third-party beneficiary rights for any individual or entity as a result of the terms and provisions of this Agreement.

     15.10 RELATIONSHIP OF PARTIES. The relationship of Seller and Buyer shall be that of independent entities and neither shall be deemed to be the agent of the other.

     15.11 CHOICE OF LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona and, as applicable, the Bankruptcy Code.

     15.12 PARAGRAPH HEADINGS. The Section, Article and paragraph headings contained herein are for convenience only and shall have no substantive bearing on the interpretation of this Agreement.

     15.13 RULES OF INTERPRETATION . The following rules of interpretation shall apply to this Agreement, the Schedules hereto and any certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Agreement, unless otherwise expressly provided herein or therein and unless the context hereof or thereof clearly requires otherwise:

          15.13.1 A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms, and if a term is said to have the meaning assigned to such term in another document or agreement and the meaning of such terms therein is amended, modified or supplemented, then the meaning of such term herein shall be deemed automatically amended, modified or supplemented in a like manner.

          15.13.2 References to the plural include the singular, the singular the plural and the part the whole.

          15.13.3 The words "include," "includes," and "including" are not limiting.

          15.13.4 A reference to any law includes any amendment or modification to such law which is in effect on the relevant date.

          15.13.5 A reference to any person or entity includes its successors, heirs and permitted assigns.

          15.13.6 The words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

          15.13.7 All Schedules to this Agreement constitute material terms of this Agreement and are incorporated fully into the terms of this Agreement.

     15.14 TIME IS OF THE ESSENCE. Time is of the essence in the performance and observance of all obligations and duties under this Agreement.

     15.15 ATTORNEY FEES. Each party shall bear its own legal fees and costs incurred in the negotiation and closing of this transaction. In the event of a dispute arising between the parties under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs of suit from the non-prevailing party.

     15.16 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have set their hands effective the date set forth above.


                                        THE TESSERACT GROUP, INC., a Minnesota
                                        corporation


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------

                                        SELLER


                                        TAI, LLC, an Arizona limited liability
                                        company


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------

                                        BUYER

================================================================================










                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                           THE TESSERACT GROUP, INC.,
                             A MINNESOTA CORPORATION

                                       AND

                        FOOTHILLS EDUCATIONAL FOUNDATION,
                        AN ARIZONA NON-PROFIT CORPORATION

                               DECEMBER ___, 2000










================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I      DEFINITIONS .................................................   1
     1.1       Business ....................................................   1
     1.2       Closing .....................................................   1
     1.3       Closing Date ................................................   2
     1.4       Assumed Contracts ...........................................   2
     1.5       Deposit .....................................................   2
     1.6       Equipment ...................................................   2
     1.7       Lease .......................................................   2
     1.8       Other Liabilities ...........................................   2
     1.9       Purchase Price ..............................................   2
     1.10      Purchased Assets ............................................   2
     1.11      Termination Date ............................................   2

ARTICLE II     PURCHASE AND SALE ...........................................   2
     2.1       Assets to be Sold ...........................................   2
     2.2       School Name .................................................   3
     2.3       TesseracT's Curriculum ......................................   3
     2.4       Seller's Business ...........................................   3

ARTICLE III    ASSUMPTION OF LIABILITIES ...................................   3
     3.1       Contracts ...................................................   3
     3.2       No Assumption of Other Liabilities ..........................   3

ARTICLE IV     TERMS OF PAYMENT ............................................   3
     4.1       Payment of Purchase Price ...................................   3
     4.2       Determination ...............................................   4

ARTICLE V      REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER ........   4
     5.1       Corporate Status ............................................   4
     5.2       Corporate Authority .........................................   4
     5.3       Title to Purchased Assets ...................................   4
     5.4       Contracts ...................................................   4

ARTICLE VI     REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BUYER .........   4
     6.1       Organization ................................................   4
     6.2       Authority ...................................................   4

                                                                            Page
                                                                            ----
ARTICLE VII    EMPLOYEES ...................................................   5
     7.1       Definition ..................................................   5
     7.2       Termination .................................................   5
     7.3       Employment ..................................................   5
     7.4       Workers' Compensation .......................................   5

ARTICLE VIII   PROPERTY ....................................................   5
     8.1       Fee Simple ..................................................   5

ARTICLE IX     INDEMNITIES .................................................   6
     9.1       Seller ......................................................   6
     9.2       Buyer .......................................................   6

ARTICLE X      CLOSING .....................................................   6
     10.1      Closing .....................................................   6
     10.2      Time is of the Essence ......................................   6

ARTICLE XI     PRORATIONS ..................................................   6
     11.1      Costs: Advance Payments .....................................   6
     11.2      Prorations ..................................................   7
     11.3      Transfer Taxes ..............................................   7

ARTICLE XII    CONDITIONS PRECEDENT TO BUYER'S DUTY TO CLOSE ...............   7
     12.1      Continued Truth of Warranties ...............................   7
     12.2      Performance of Obligations ..................................   7
     12.3      Delivery of Closing Documents ...............................   7
     12.4      Litigation ..................................................   8
     12.5      No Material Adverse Change ..................................   8
     12.6      The Lease ...................................................   8
     12.7      License .....................................................   8
     12.8      No Defaults .................................................   8

ARTICLE XIII   CONDITIONS PRECEDENT TO SELLER'S DUTY TO CLOSE ..............   8
     13.1      Continued Truth of Warranties ...............................   8
     13.2      Performance of Obligations ..................................   8
     13.3      Delivery of Closing Documents ...............................   8
     13.4      Litigation ..................................................   8
     13.5      License .....................................................   9

                                                                            Page
                                                                            ----
ARTICLE XIV    ITEMS TO BE DELIVERED AT CLOSING BY SELLER ..................   9
     14.1      Bill of Sale ................................................   9
     14.2      Assignment Of Contracts .....................................   9
     14.3      Certified Resolution ........................................   9

ARTICLE XV     ITEMS TO BE DELIVERED AT CLOSING BY BUYER ...................   9
     15.1      Assumption Of Contracts .....................................   9
     15.2      Certified Resolution ........................................   9
     15.3      Representations and Warranties ..............................   9
     15.4      The Purchase Price ..........................................   9
     15.5      Corporate Documents. ........................................   9

ARTICLE XVI    MISCELLANEOUS ...............................................  10
     16.1      Further Assurances ..........................................  10
     16.2      No Other Agreements .........................................  10
     16.3      Waiver ......................................................  10
     16.4      Public Announcements ........................................  10
     16.5      Notices .....................................................  10
     16.6      Broker and Finders ..........................................  11
     16.7      Books and Records ...........................................  11
     16.8      Risk of Loss ................................................  11
     16.9      Third-Party Beneficiary .....................................  11
     16.10     Relationship of Parties .....................................  11
     16.11     Choice of Law ...............................................  11
     16.12     Paragraph Headings ..........................................  11
     16.13     Rules of Interpretation .....................................  12
     16.14     Time is of the Essence ......................................  12
     16.15     Attorney Fees ...............................................  12
     16.16     Arbitration .................................................  12
     16.17     Counterparts; Facsimile Signatures ..........................  13

                                LIST OF EXHIBITS


Schedule 1.1   Assumed Contracts
Schedule 1.6   Corporate Lease
Schedule 1.9   Equipment
Schedule 1.12  Prepaid Tuition and Deposit Liabilities
Schedule 1.19  Teachers' Accrued Liabilities
Schedule 8.1   Employees

                                  SCHEDULE 1.1

                               (ASSUMED CONTRACTS)

                                  SCHEDULE 1.6

                                (CORPORATE LEASE)

                                   EXHIBIT 1.9

                                   (EQUIPMENT)

                                  SCHEDULE 1.12

                    (PREPAID TUITION AND DEPOSIT LIABILITIES)

                                  SCHEDULE 1.19

                         (TEACHERS' ACCRUED LIABILITIES)

                                  SCHEDULE 8.1

                                   (EMPLOYEES)